Exhibit 10.1

Execution Version

SEVENTH AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT

AGREEMENT

This Seventh Amendment to the Master Repurchase and Securities Contract Agreement (this “Amendment”), dated as of August 16, 2019 and effective as of February 1, 2019, is by and between GOLDMAN SACHS BANK USA, a New York state-chartered bank, as buyer (“Buyer”), and TPG RE FINANCE 2, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Seller”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement (as defined below).

WITNESSETH:

WHEREAS, Seller and Buyer have entered into that certain Master Repurchase and Securities Contract Agreement dated as of August 19, 2015 (as amended by that certain First Amendment to the Master Repurchase and Securities Contract Agreement, dated as of December 29, 2015, as further amended by that certain Second Amendment to the Master Repurchase and Securities Contract Agreement, dated as of November 3, 2016, as further amended by that certain Third Amendment to Master Repurchase and Securities Contract Agreement, dated as of lune 12, 2017, as further amended by that certain Fourth Amendment to Master Repurchase and Securities Contract Agreement, dated as of February 14, 2018, as further amended by that certain Fifth Amendment to Master Repurchase and Securities Contract Agreement, dated as of May 4, 2018, as further amended by that certain Sixth Amendment to Master Repurchase and Securities Contract Agreement, dated as of August 17, 2018, and as further amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, collectively, the “Master Repurchase Agreement”): and

WHEREAS, Seller and Buyer wish to modify certain terms and provisions of the Master Repurchase Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.Amendments to Master Repurchase Agreement. New Article 30 is hereby added to the Master Repurchase Agreement as follows:

30 (a) In the event that Buyer becomes subject to a proceeding under (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder or (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (a “U.S. Special Resolution Regime”) the transfer from Buyer of this Agreement, and any interest and obligation in or under, and any property securing, this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any interest and obligation in or under, and any property securing, this Agreement were governed by the laws of the United States or a state of the United States.

30 (b) In the event that Buyer or an Affiliate of Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights (as defined in 12 C.F.R. § 252.81 (“Default Right”)) under this Agreement that may be exercised against Buyer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

Solely for purposes of this Article 30: Affiliate has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 184l(k) and 12 CFR § 225.2(a).

30 (c) In the event that, subsequent to the date of this Agreement, Seller adheres to the ISDA Protocol, the terms of the ISDA Protocol will supersede and replace the terms of this Article 30.

For purposes of this Article 30, capitalized terms used and not otherwise defined shall have the following meanings:

“ISDA” refers to International Swaps and Derivatives Association, Inc.

“ISDA Protocol” means the ISDA 2018 U.S. Resolution Stay Protocol, as published by ISDA as of July 31, 2018.

For purposes of incorporating the ISDA U.S. Protocol, Buyer shall be deemed to be a Regulated Entity, Seller shall be deemed to be an Adhering Party, and this Agreement shall be deemed to be a Protocol Covered Agreement. Capitalized terms used but not defined in this paragraph shall have the meanings given to them in the ISDA U.S. Protocol.

2.Effectiveness. The effectiveness of this Amendment is subject to receipt by Buyer of the following:

i.Amendment. This Amendment, duly executed and delivered by Seller and Buyer;

ii.Fees. Payment by Seller of the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby.

3.Continuing Effect: Reaffirmation of Guarantee. As amended by this Amendment, all terms, covenants and provisions of the Master Repurchase Agreement are ratified and confirmed and shall remain in full force and effect. In addition, any and all guaranties and indemnities for the benefit of Buyer (including, without limitation, the Guarantee) and agreements subordinating rights and hens to the rights and hens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.

4.Binding Effect: No Partnership: Counterparts. The provisions of the Master Repurchase Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument.

5.Further Agreements. Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

6.Governing Law. The provisions of Article 19 of the Master Repurchase Agreement are incorporated herein by reference.

7.Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

8.References to Transaction Documents. All references to the Master Repurchase Agreement in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Master Repurchase Agreement as amended hereby, unless the context expressly requires otherwise.

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IN WITNESS WHEREOF, the parties have executed this Amendment as a deed as of the day first written above.

BUYER:

GOLDMAN SACHS BANK USA, a New York state-
chartered bank

/s/ Jeffrey Hawkins
Name:	Jeffrey Hawkins
Title:	Authorized Person

[ADDITIONAL SIGNATURE PAGE FOLLOWS]

[Signature Page to Seventh Amendment]

SELLER:

TPG RE FINANCE 2, LTD.,
a Cayman Islands exempted company

[ADDITIONAL SIGNATURE PAGE FOLLOWS]

By:	/s/ Matthew Coleman
Name:	Matthew Coleman
Title:	Vice President

[Signature Page to Seventh Amendment]

AGREED AND ACKNOWLEDGED:

GUARANTOR:

TPG RE FINANCE TRUST HOLDCO, LLC,
a Delaware limited liability company

By:	/s/ Matthew Coleman
Name:	Matthew Coleman
Title:	Vice President

[Signature Page to Seventh Amendment]